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                                                                    EXHIBIT 10.9

                                       - 1 -                     18 January 2001

                                  OFFICE LEASE

                           PROPERTY: FRANKFURTER WELLE

                                     between

Art Technology Deutschland GmbH
Messeturm 23, Box 23
60308 Frankfurt am Main

                                     --hereinafter referred to as the "Tenant"--

                                      and

DIFA
DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT
Valentinskamp 20, 20354 Hamburg

                                   --hereinafter referred to as the "Landlord"--

                             as at 18 January 2001/2

                                                              CONTRACT NO 0186.3
                           (PLEASE QUOTE WITH ALL WRITTEN CONTACTS AND PAYMENTS)
                                                     PROPERTY: FRANKFURTER WELLE
                                                                     OFFICE EURO

(C) GAEDERTZ Rechtsanwalte, Hamburg


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                                TABLE OF CONTENTS

                                  OFFICE LEASE

                                     between

                         Art Technology Deutschland GmbH

                                       and

                                      DIFA

                  DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT

SECTION  1 THE LEASED PREMISES .................................................       3
SECTION  2 DELIVERY OF THE LEASED PREMISES, AGREED USE .........................       5
SECTION  3 LEASE COMMENCEMENT DATE AND TERM OF LEASE ...........................       7
SECTION  4 TERMINATION .........................................................      10
SECTION  5 RENT AND INDEXATION .................................................      11
SECTION  6 PAYMENT OF RENT -- SECURITY FOR RENT ................................      13
SECTION  7 ANCILLARY COSTS .....................................................      14
SECTION  8 HEATING COSTS .......................................................      19
SECTION  9 MAINTENANCE AND USE OF THE PROPERTY AND THE LENS PREMISES ...........      20
SECTION  10 SUBLETTING .........................................................      23
SECTION  11 FIXTURES AND ALTERATIONS BY TENANT ADVERTISING AND SPECIAL OPERATING
              EQUIPMENT ........................................................      24
SECTION  12 IMPROVEMENTS AND STRUCTURAL ALTERATIONS BY LANDLORD ................      25
SECTION  13 LIABILITY OF LANDLORD -- NUISANCE BY THIRD PARTY ...................      26
SECTION  14 INSURANCE ..........................................................      27
SECTION  15 ACCESS TO THE LEASED PREMISES ......................................      28
SECTION  16 TERMINATION OF LEASE ...............................................      28
SECTION  17 SALE OF THE PROPERTY ...............................................      30
SECTION  18 PROPERTY DESIGNATION AND LOGO ......................................      31
SECTION  19 GENERAL PROVISIONS .................................................      31
SECTION  20 ADDITIONAL AGREEMENTS ..............................................      32


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                                       -3-                       18 January 2001


                                    SECTION 1

                               THE LEASED PREMISES

(1) Landlord is the owner of the premises stretching over Bockenheimer Anlage, Reuterweg, Gartnerweg, An der Welle, and LeerbachstraBe in Frankfurt, on which is currently being erected the "Frankfurter Welle" Project (hereinafter also referred to as the "Property").

(2) In the Property, Landlord will lease to Tenant the following areas ("Lease Areas") and parking spaces (hereinafter also referred to as the "Leased Premises"), the location of which (save for the proportional share in common areas) can be taken from the layout plans attached hereto as

                                    EXHIBIT 1

1.    Office space on 2nd floor, construction section 4,
      including proportional share in common areas                      1,273.57 m(2)

2.    Open-plan areas on 2nd floor, construction section 4,
      including proportional share in common areas                      2,300.55 m(2)

3.    Archive areas on 1st basement floor               approx.           100.00 m(2)

4.    Technical areas on 1st basement floor             approx.            10.00 m(2)

5.    Parking spaces in basement garage                                      18 units

In addition, Tenant may use the public areas in the Property jointly with others. The future address reads "An der Welle 3", 60322 Frankfurt.

(3) The size of the aforementioned Lease Areas has been determined in accordance with the area definition (Frankfurter AufmaB) attached hereto as.


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                                    EXHIBIT 2

(4) The exact location of the archive areas, technical areas and parking spaces has not yet been determined and shall be agreed on by the Parties within the framework of a supplement to this Lease Agreement. The technical area will be located right next to the telecommunication connection point on the Property.

      17 of the 18 parking spaces shall be available for Tenant's staff. These parking spaces shall lie within one coherent parking area. Landlord will endeavour to make available to Tenant, parking spaces near the entrance of the Leased Premises -- subject to the available capacities.

      One parking space shall form part of the visitors' parking area which shall be located in a central area of the basement garage still to be agreed on and which shall be available for all tenants of the Property.

(5) To the extent that the Lease Areas set forth under SECTION (2) above deviate from the actual conditions of the Leased Premises by no more than 1% in the aggregate on the basis of all of the Leased Areas set forth under SECTION (2) above, neither Landlord nor Tenant may claim adjustment of rent. If such deviation exceeds 1%, the rent will be adjusted to compensate such deviation in full. Upon expiry of one year after delivery of the Leased Premises, such adjustment of rent may no longer be claimed by Landlord or Tenant.

(6)   The standard fixtures and fittings of the Leased Premises are described in

            EXHIBIT 3.1 (Building Specification) and
            EXHIBIT 3.2 (Layout Plan or Basic Work)

Landlord shall fit out the Leased Premises for Tenant in accordance with the provisions agreed on in SECTION 20 SECTION (3), ITEM 8, partly amending or altering the aforementioned standard fixtures and fittings.


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                                    SECTION 2
                   DELIVERY OF THE LEASED PREMISES, AGREED USE

(1) The Leased Premises will be delivered to Tenant on the Lease Commencement Date. On delivery, Landlord and Tenant will draw up a joint record of delivery recording any defects and outstanding work to be remedied or performed by Landlord without delay. If no defects or outstanding work are recorded, Tenant will have acknowledged the condition of the Leased Premises on signing the record of delivery as in line with the Lease, hidden defects excluded.

(2) On delivery, Tenant will receive 3 sets of keys for each entrance including archive and technical areas and 240 code cards for access to the Leased Premises (however, no keys for doors inside the Leased Premises). Any additional keys or code cards needed by Tenant will be provided at the expense of Tenant.

(3) Signboards in the central entrance area will be of uniform design and position. Any requests of Tenant will be taken into consideration by Landlord, if possible considering such uniform design. The same shall apply to any guiding systems. The cost of such uniform signboards and of any guiding system and the cost for setting up such signboards and system will be borne by Landlord, Any cost relating to amendments or special requests shall be borne by Tenant.

(4) Tenant wishes to and will during the term of this Lease use the Leased Premises for the purpose of running an office, with the exception of bank operations and/or stock exchange operations. ("Agreed Use"). Any change in the type of trade / business operated in the Leased Premises will require the prior written consent of Landlord. Tenant shall take the sole responsibility that the Leased Premises are economically suitable for the Agreed Use. Tenant knows that the landlord of the firm of Citibank AG which is also leasing areas in the building section "Realteil 4" (see

                                  EXHIBIT 4.1)


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      of the Property Frankfurter Welle has bound himself by contract not to permit the use of any areas of "Realteil 4" by any of the companies listed in

                                   EXHIBIT 4.2

      and/or by any companies affiliated with said companies within the meaning of Section 15 AktG (German Stock Corporation Act) provided they offer financial services. The same shall apply to foreign companies affiliated with any of the companies mentioned in EXHIBIT 4.2 applying Section 15 AktG mutatis mutandi. Said protection against competitors has to be observed. Tenant knows also, that Landlord has bound himself by contract with respect to the company Boston Consulting Group OHG not to lease to any of the companies listed in

                                   EXHIBIT 4.3

      any areas within "Realteil 4" accessible through the entrance marked red in EXHIBIT 4.1. Said protection against competitors has also to be observed.

(5) Landlord has opted pursuant to Section 9 Subsection 2 of the German Turnover Tax Law (UStG) for value added tax in respect of the Property. Tenant shall use the Leased Premises solely for transactions that under the laws and regulations applicable on conclusion hereof are subject to deduction of input tax. If Tenant contrary to the foregoing stipulation does make transactions in the Leased Premises that exclude deduction of input tax pursuant to the laws and regulations applicable on conclusion hereof, then Tenant shall notify Landlord without delay. In that event, Tenant shall compensate Landlord for any disadvantage suffered by Landlord as a consequence of Landlord losing the right to deduct input tax. Further, on reasonable request of Landlord, Tenant shall provide Landlord with a written confirmation stating that Tenant is using the Leased Premises solely for transactions not excluding input tax deduction. If in this context Landlord has to submit further proof to the tax authorities, Tenant shall provide Landlord with such


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                                       -7-                       18 January 2001


      proof or directly submit such proof to the tax authorities if sufficient to satisfy Landlord's obligations.

(6) Any official instructions or requirements caused exclusively by the general condition and/or the location of the Property shall be satisfied by Landlord. If an official instruction or the requirement of obtaining or maintaining an official permit is caused by the personal or specific operational conditions of Tenant or the specific conditions of Tenant's business, any related measures and costs shall be at the expense of Tenant. In that respect, Tenant shall also comply with any future official instructions and requirements relating to the use of the Leased Premises and meet the cost thereof even if directed against Landlord.

(7) Landlord may lease areas at the Property to third parties pursuing the same or similar purposes as Tenant. No protection against competitors is granted to Tenant.

(8) Landlord has introduced City Quartier Management for the Property. In the interests of the tenants of the Property, optimal marketing of the location by - among other things - coordinating the marketing for both the Property and the individual tenants or the organization of events shall be part of the responsibilities of the City Quartier Management. Any activities aiming at re-leasing the Property shall be excluded. It shall be at Landlord's discretion to cancel the introduction of the City Quartier Management at any time.

                                    SECTION 3
                    LEASE COMMENCEMENT DATE AND TERM OF LEASE

      (1) This Lease will commence on delivery of the Leased Premises (the "Lease Commencement Date"). Delivery is scheduled for 1 February 2002, provided the development plan for the premises already provided by Tenant,

                                   EXHIBIT 5,


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      remains unchanged and provided that neither the authority granting the building permit nor the responsible office for employment protection raise any objections as to said plan on the premises or impose any obligations. Otherwise the delivery date will be postponed by the necessary time.

      Provided that the Leased Premises are completed earlier, Landlord shall have the right to demand delivery earlier, however not prior to 1 January 2002. If the contractors that are building the Leased Premises should have a claim against Landlord to postpone the agreed delivery date based on strike, lockout, force majeure, war, weather impacts, or based on other circumstances beyond their control that are not caused by fault on the part of Landlord, then the dates set forth in the second and the fourth sentence above shall be postponed by the time period by which completion of the Leased Premises is delayed. In that event, Landlord shall notify Tenant that such an impediment to construction has occurred and shall inform Tenant about the cause of such impediment and the time period the completion and thus the delivery of the Leased Premises will be delayed due to that impediment.

(2) The expected week of delivery shall be notified by Landlord to Tenant in writing two weeks in advance, and the exact date of delivery two weeks prior to the date of delivery, Tenant has to take over the Leased Premises from said date notified to him. In the event that the scheduled dates mentioned in SECTION 1 are delayed by more than 3 months, Landlord shall have the right to rescind this Lease. Said rescission has to be declared in writing within one month after the ground for rescission has arisen. Any further claims shall be excluded unless Landlord acted wilfully or by gross negligence.

(3) If the completion of the Leased Premises is delayed due to any finishing or installation work desired by Tenant, Tenant's duty to pay the rent shall be effective from the date the Leased Premises would have been completed without such delaying work. The same shall apply if any workmen or other persons commissioned by Tenant prior to the Lease Commencement Date should cause any damage to the Leased Premises.


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      (4)   This Lease is concluded for a fixed term of 5 years, counting from the first day of the month following delivery ("Fixed Term). Tenant shall have the right to renew the Fixed Term once by 5 years by unilateral declaration ("Optional Lease Term") pursuant to the provisions under this Lease Agreement prevailing at the time of said unilateral declaration ("Optional Right"). If Tenant wishes to exercise said Optional Right, he has to do so by notifying Landlord in writing at the latest 13 (thirteen) months prior the expiry of said Fixed Term. The provision on the aforementioned option shall not apply, if Tenant "sublets major parts of the Leased Premises at the time of exercising said option.

      (5) If Tenant does not exercise his Optional Right, the Lease will renew for an indefinite period of time, unless terminated by either party at 12-month's notice to the end of its Fixed Term. If Tenant exercises said Optional Right, the Lease will renew upon expiry of the Optional Lease Term for an indefinite period of time unless terminated by either party at 12-month's notice prior to expiry of the Optional Lease Term.

      (6) If Tenant continues using the Leased Premises upon expiry of the lease term, the Lease shall not be deemed renewed. Section 568 of the German Civil Code (BGB) shall be excluded.

      (7) If the Leased Premises or a major part of the Leased Premises are destroyed due to an event beyond Landlord's control (e.g. fire etc.), it will be in the discretion of Landlord whether or not to reconstruct the Leased Premises. Landlord shall notify the Tenant in writing of his decision within 3 months following the event due to which the destruction / damage occurred. If Landlord decides to reconstruct the Leased Premises, Tenant shall remain to be bound under this Lease if Landlord is in a position to make the Leased Premises available to Tenant within 12 (twelve) months from the destroying or damaging event, Tenant's duty to pay the rent, however, shall be suspended or reduced respectively for the time period the Leased Premises or part of the Leased Premises cannot be fully used by Tenant as provided herein.


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                                    SECTION 4

                                   TERMINATION

      (1) Any notice of termination in relation to this Lease must be given in writing. Notice of termination shall be deemed effected not on despatch but on receipt.

      (2) On occurrence of good cause (wichtiger Grund), this Lease may be terminated by either party without observing any notice period. Moreover, Landlord may terminate this Lease without notice if:

            1. Tenant with regard to two subsequent dates for payment is in delay in paying the rent or a substantial part thereof (Section 554 Subsection 1 point 1 BGB) - in spite of a reminder setting a respite of two weeks sent to Tenant by Landlord by registered letter with registered delivery slip or another appropriate proof of delivery; or

            2. if Tenant - in spite of a reminder setting a respite of two weeks sent to Tenant by Landlord by registered letter with registered delivery slip or another appropriate proof of delivery- is in delay in paying the rent for a time period stretching over more than two dates for payment, with regard to a sum reaching the rent for two months (Section 554 Subsection 1 point 2 BGB); or

            3. if Tenant is under the duty to make a statement in lieu of an oath pursuant to Section 807 of the German Code on Civil Procedure (ZPO), or if Tenant has initiated an out-of-court procedure for the settlement of debts, or if Tenant has stopped payments; or

            4. if Tenant is in delay in furnishing the agreed securities or rent and fails to provide such security within a two-weeks' period of grace - set by registered letter with registered delivery slip or another appropriate proof of delivery.


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                                    SECTION 5
                               RENT AND INDEXATION

(1)                     The monthly rent consists of the following:

1.   3,574.12 m(2)      office space and open-plan areas on 2nd floor         =     (euro)164,481.00
                        including proportional share in common areas a
                        (euro)46.02/m(2)

2.   ca. 100.00 m(2)    Archive areas on 1st basement floor                  =     (euro)  1,026.00
                        a(euro)10.26/M(2)

3.   ca. 1O.0Om(2)      Technical areas on 1st basement floor                =     (euro)    102.60
                        a(euro)10.26/M(2)

4.   18                 Parking spaces in the basement garage                =     (euro)  4,601.70
                        a(euro)255.65/parking space

5.                      Subtotal I                                           =     (euro)170,211.30

6.                      Prepayment on ancillary costs (Section 7)            =     (euro) 20,268.19

7.                      Prepayment on heating costs (Section 8)              =     (euro)  1,506.93

8.                      Lump sum                       (Section 9(3))        =     (euro)  1,842.06
                                                                                   ----------------

9.                      Subtotal II                                          =     (euro)193,828.48
                                                                                   ----------------

10.                     Plus VAT (currently 16%)                             =     (euro) 31.012.56

11.                     TOTAL OF MONTHLY RENT                                =     (euro)224.841.04
                                                                                   ================

      Also see SECTION 20 SECTION (2).

      (2) Tenant's duty to pay the rent agreed upon in SECTION (1) above shall commence on the Lease Commencement Date. The same shall apply if Tenant despite timely notification of the delivery date by Landlord fails to appear on delivery of the Leased Premises or if delivery is not effected because no security for rent has been furnished.

      (3)   If the condition for Landlord's opting for turnover tax pursuant to
            Section 9 Subsection 2 of the German Turnover Tax Law (UStG) fails because of a failure of Tenant to use the Leased Premises, wholly or in part, in accordance with what is


                       Non-binding translation (C)GAEDERTZ




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                               WORKING TRANSLATION

                                      -12-                       18 January 2001


      agreed under SECTION 2 SECTION (5) hereof, then Landlord will no longer be obliged to present VAT separately. Instead, Tenant will be owing the previous gross rent (monthly rent without ancillary costs and heating costs but plus VAT) as (new) monthly rent without presentation of VAT. If such lack of option condition becomes known at a later stage only, Landlord may amend any invoice issued so far in such a way that the contractual gross rent paid till then corresponds with retroactive effect with the monthly Base Rent (without showing VAT). Any further claims of Landlord under SECTION 2 SECTION (5) hereof shall remain unaffected.

(4) Both the rent (without ancillary costs and heating costs) and the lump sum agreed upon in SECTION 9 SECTION (3) hereof shall be subject to indexation as follows:

            1. With effect as of commencement of the thirteenth month following the Lease Commencement Date (beginning of second lease year), the rent (without ancillary costs and heating costs) and the lump sum shall be adjusted to the change in the cost-of-living index for all private German households (1995 = 100 all-German index) occurred by then (i.e., up until and including the last month of the first lease year) as compared to its level in the month of the Lease Commencement Date ("First Base Month").

            2. Thereafter, the amounts set forth under point 1 above shall be adjusted for every subsequent lease year in accordance with the index change occurred between the index level based on which the latest adjustment was made and the index level of the last month of the past lease year, namely with effect as of commencement of the first month of the new lease year.

            3. The foregoing adjustments will be made automatically so that the amount adjusted to the index change will be owed without special request from commencement of a new lease year. As long as Tenant has received from Landlord no written recalculation, however, the effects of delay in payment cannot arise.


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                                      -13-                       18 January 2001


(5) It is the mutual understanding of the Parties that the above index clause is deemed approved pursuant to Section 4 Subsection 1 of the German Price Clause Regulation (Preisklauselverordnung) of 23 September 1998 and that it does not unfairly prejudice any of the Parties in terms of Section 2 of the German Price Clause Regulation. In the event that Section 4 Subsection 1 of the German Price Clause Regulation should be inapplicable and/or any required permit not be granted, the Parties agree to find an approvable arrangement the economic content of which comes as closely as possible to the index clause agreed herein.

(6) If the index in (4) above should no longer be maintained or if it should be replaced with another index or switched to another base figure, then the changed index shall supersede the index in (4) above. Apart from that, the Parties are under the mutual obligation to agree also in this respect on a corresponding arrangement the economic content of which comes as closely as possible to what has been agreed upon herein.

                                    SECTION 6
                      PAYMENT OF RENT -- SECURITY FOR RENT

(1) Each month, the rent shall be paid to Landlord in advance no later than on the 3rd working day of a month, at no expense to Landlord, to Landlord's bank account no. 00 1009 5960 with DG Bank Deutsche Genossenschaftsbank, Hamburg (bank code: 200 600 00) along with Tenant's identification number. Payments shall be deemed effected not on despatch but on being credited.

(2) In case of delay in payment, the Parties shall be entitled to claim default interest in accordance with Section 288 Subsection 1 BGB. Landlord's right of termination as per SECTION 4 hereof shall remain unaffected.

(3) By 1 March 2001 Tenant will furnish security for rent by way of a bank guarantee issued by a major German or European bank for the amount of 3 times the monthly rent pursuant to Section 5, sub-section (2), item 12, i.e. including ancillary costs, heating costs and flat maintenance charge and VAT, hence for


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                                      -14-                       18 January 2001


                                (euro)674,523.12

                               (= DM 1,319,252.55)

(Euro: six hundred and seventy-four thousand five hundred and twenty-three
12/100)

(Deutsch Marks: one million three-hundred and nineteen thousand two hundred and fifty-two 55/100)

      as specified in

                                   EXHIBIT 6.

      In addition, Tenant shall also furnish by 1 March 2001 security for rent in the form of a letter of support as specified by means of the example appended in

                                   EXHIBIT 7.

      If the securities for rent are not furnished in good time, Tenant shall not be allowed access to the Leased Premises prior to delivery of such security. Any delay caused thereby shall be imputable to Tenant; Tenant will not be released from any of its duties hereunder including Tenant's duty to pay the rent. SECTION 4 SECTION (2) SUBSECTION 4 shall remain unaffected.

(4) In case of the sale of the Property, Landlord will be entitled and obliged to transfer the security for rent to the acquiring party.

(5)   With regard to Landlord's lien, the statutory provisions apply.

                                    SECTION 7
                                 ANCILLARY COSTS

(1) The prepayment on ancillary costs agreed upon in SECTION 5 hereof will be effected with regard to the ancillary costs of the Property as set forth below. By way of prepay-


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                                      -15-                       18 January 2001


      ment on such ancillary costs, Tenant will each month make the following advance payment:

                                 (euro)20,268.19
                                 (=DM 39,641.13)

           (Euro twenty thousand two hundred and sixty-eight 19/100)

      (Deutsche Marks thirty-nine thousand six hundred and forty-one 13/00)

      plus VAT.

(2) For purposes of this Lease, ancillary costs shall mean charges, contributions, fees and expenses to the extent incurring by or newly arising to Landlord because of the ownership or hereditary building right to the Property and/or the agreed use of the land, buildings or economic unit (an economic unit including ancillary buildings, multi-storey car parks and basement garages, equipment and facilities), especially the following costs:

      1. all regular public charges, land tax, ground rent, domestic refuse disposal, collection of valuable waste materials for recycling, cleaning of chimneys, sewerage, water supply and drainage (including rainwater and surface water) as well as the corresponding counters plus the costs for hiring and calibration of such counters;

      2. costs of street cleaning, clearing from snow and ice, gritting, cleaning and maintenance of pavements, roads, including the maintenance of the relevant equipment, and the costs of cleaning and maintenance of all outdoor facilities and playgrounds, gardening, including replacement or addition of plants, shrubs, and bushes;

      3. the costs of cleaning of the building including common areas, rooms and facilities, entrance halls, lifts, staircases as well as all other parts of the building for common use, cleaning and maintenance of exterior glass and facade areas, as well as for pest control;


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                                      -16-                       18 January 2001


      4. the costs of the operation and lighting of public areas and rooms as well as of common and exterior facilities, entrance halls, lifts, staircases and other parts of the building that are of common use, including the replacement of missing lighting, as well as regular safety inspections;

      5. the costs of the operation and maintenance of the external sun shield installations and common technical installations and facilities (in particular building control systems, lifts and freight lifts including emergency-call systems and the costs for hiring such systems, escalators, fire alarm systems, CO2 alarm systems, fire sprinklers, butterfly dampers and smoke funnels, air-conditioning systems, aeration systems, cradle systems, gasoline separators, pumps and facilities for increasing water pressure, etc.), including all counting devices plus the costs for hiring and calibrating such equipment, and the costs of using general communication systems (wide-band cable, etc.);

      6. all-risk insurance for the premises (all-risk coverage including insurance against loss of rent), the cost of any third-party liability insurance required as well as the cost of any safety inspections required under such insurance;

      7. the costs of janitors or other janitorial services as well as the costs of monitoring services and doormen;

      8. other costs that pursuant to Exhibit 3 to Section 27 Subsection (1) of the Second Calculation Ordinance (II. Berechnungsverordnung)(1) as amended on occurrence of costs may be allocated to tenants as operating costs.

(3) For purposes of this Lease, ancillary costs shall also include the costs of building management. With regard to these costs, the Parties agree on a monthly lump sum of 4 % (four per cent) of the rent (without ancillary costs, advance on heating costs, lump sum as per SECTION 9 SECTION (3), and VAT) plus VAT in the amount prescribed by law ("Management Fee"). In the event that Landlord decides to with-

----------
(1)   Verordnung uber wohnungswirtschaftliche Berechnungen.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -17-                       18 January 2001


      draw the City Quartier Mangement, said Management Fee shall be reduced to
      3.5 % (three point five of hundred) of the lease due (without ancillary costs and advance on heating costs, lump sum as per Section 9 Section (3) and VAT). Requiring no further proof, the Management Fee will be owed even if the Property is under the management of Landlord itself.

(4) To the extent that ancillary costs arise anew or increase in terms of SECTION (2) above subject to proper management, such costs may be apportioned to the tenants of the Property from the date of their arising anew or from the date of their being increased, and Landlord may fix reasonable prepayments with regard to such costs. If no up-to-date land-tax assessment notices are available to Landlord, calculations of the expected land-tax burden shall apply instead.

(5) If the aforementioned ancillary costs are apportioned among the tenants of the Property, then both the scale for apportionment and the accounting period will be determined by Landlord in Landlord's sole discretion under due observance of the principle of treating all tenants equally and in compliance with all mandatory legal rules and regulations. In case of doubt, these ancillary costs shall be accounted for in accordance with the portion of Leased Areas of the Leased Premises as compared to the leased areas of the entire Property. The ancillary costs to be allocated to the public areas within the "Frankfurter Welle" complex shall be apportioned on a pro-rata basis to all "Frankfurter Welle" tenants. The "Frankfurter Welle" complex is identified in the layout plan hereto appended as

                                   EXHIBIT 8.

      Underground parking space shall not be taken into account when calculating ancillary costs. Any relating ancillary costs shall be covered by the rent payable for such parking space.

(6) Notwithstanding the foregoing provision, Landlord may request Tenant -- in as far as technically possible - to settle individual items of ancillary costs (such as water consumption) directly with the respective utility provider or to distribute costs in


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -18-                       18 January 2001


      accordance with Individual consumption of the tenants of the Property. Tenant agrees to keep counters and other facilities to measure consumption at all times accessible to Landlord.

(7) Tenant will be responsible for proper disposal of any waste that may not be disposed of with domestic refuse (especially hazardous waste and dangerous materials as well as bulky waste such as packaging, etc.). Likewise, Tenant will be responsible for proper storage of such waste on a temporary basis until disposal thereof. Landlord, however, shall use its best efforts to assist Tenant to the extent local possibilities so allow. No refuse containers may be set up or waste or reusable material stored outside the areas designated by Landlord.

(8) Once a year, Landlord will render account for Tenant's prepayments. The Tenant shall have the right to inspect all accounting documents at the Landlord's within eight weeks of receipt of the statement of account. Tenant shall have the right to take copies of all accounting documents against reimbursement of costs. Any balance between prepayments and accounts in favour of Landlord or Tenant will have to be settled by Tenant / Landlord within one month following receipt of a statement of account or by Tenant within one month following the expiry of the period of time during which inspection of the accounting documents can take place. If Tenant removes from the Leased Premises during a running accounting period, apportionment will in case of doubt be effected along with the next settlement of accounts in accordance with the ratio between the Lease Term and the Accounting Period. The right to protect the accurateness of a statement of account shall be excluded after expiry of one year after receipt of a statement of account.

(9) If it follows from a statement of account prepared by Landlord that the ancillary costs have increased or decreased, the prepayments to be effected by Tenant for the next accounting period shall be reasonably increased or decreased.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -19-                       18 January 2001


                                    SECTION 8

                                  HEATING COSTS

(1) The prepayment on heating costs agreed upon in Section 5 hereof will be payable for the heating costs set forth below. By way of prepayment for the heating costs set forth below, Tenant will each month pay in advance

                                 (euro) 1,506.93

                                 (= DM 2,947.30)

                (Euro: one thousand five hundred and six 93/100)
        (Deutsche Marts two thousand nine hundred and forty-seven.30/100)

      plus VAT in the amount prescribed by law.

(2) For purposes of this Lease, heating costs in particular include the costs of fuel and fuel supply, operating current, servicing, maintenance, monitoring, control of heating, fuel, and exhaust-air systems, regular inspection of their operational readiness and operational safety including expert setting, cleaning of installations and the respective rooms, measurements according to the German Law Concerning the Protection against Harmful Effects on the Environment through Air Pollution, Noise, Vibrations, and Similar Factors (Bundes-Immissionsschutzgesetz), rental or other types of transfer permitting the use of equipment for measuring consumption, as well as the cost for using equipment for measuring consumption plus calibration of such equipment including the costs for calculating and apportioning such costs. In case of long-distance heating, the heating costs further include especially the entire costs of supply of heating and the costs for the operation of the relevant installations at the complex, as well as the costs set forth above.

(3) If Landlord provides hot water for the Leased Premises, the costs of such hot-water utility system will be part of the heating costs. SECTION(2) SENTENCE 2 above applies analogously with regard to long-distance heating.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -20-                       18 January 2001


(4) Prepayments will be accounted for once a year in compliance with the Heating Costs Ordinance (Heizkostenverordnung). In case of long-distance heating, Tenant's portion of heating supplies will be determined solely by using counters calibrated in accordance with the law. In other respects, the provisions of SECTION 7 apply analogously.

                                    SECTION 9

           MAINTENANCE AND USE OF THE PROPERTY AND THE LEASED PREMISES

(1) Landlord shall be responsible for the maintenance of the Property as to Dach und Fach (exterior maintenance), and Landlord shall bear the relevant costs. For purposes of this provision, Dach shall mean the roof construction including covering and the pertaining plumbing work (gutters), including canopies, ancillary and glass roofs as well as access ways to and from the roof. For purposes of this provision, Fach shall mean the structural parts of the building (all foundations, supporting walls, supports, pillars, and ceilings), including facades and casings, and the chimney.

(2)   Moreover, Landlord shall be responsible for

      1. the preservation and renovation of common areas, common technical facilities and installations outside the Leased Premises, and for the replacement of broken windows to the outside;

      2. the removal of damage to the building and/or the premises caused by third parties such as guests or customers of Landlord;

      3. for the procurement (including depreciation for wear and tear) of equipment for cleaning, removing snow and ice and for preserving the premises and the building including the multi-storey car park/basement garage, as well as for the preservation and cleaning of all exterior areas such as landscaped areas; and


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -21-                       18 January 2001


      4. for the preservation and renovation of common bell, intercom and door-opening systems.

(3) By way of lump-sum remuneration for the costs incurred by Landlord in connection with the measures set forth in SECTION (2) above, Tenant, irrespective of the sums actually paid, shall each month pay a sum of Euro
      0.50 per square metre, subject to adjustment pursuant to SECTION 5 SECTION
      (4) and plus VAT. Any indemnity claims of Landlord against Tenant on the basis of statutory or contractual provisions regarding liability shall remain unaffected.

(4) Any measures for maintaining, preserving or renovating the Leased Premises in the interior shall rest on Tenant at Tenant's expense. This includes in particular the maintenance, preservation, and renovation or electric power and lighting systems, sanitary facilities, gas heaters etc., kitchen equipment, mountings, door locks, windows (inside), sun-protecting facilities (inside and outside), internal partitions, air-conditioning facilities, and room-air equipment (to the extent available in the Leased Premises). Lighting gear and lighting inside the Leased Premises shall be replaced by Tenant at Tenant's expense. Tenant shall be responsible for the regular inspection, maintenance and replacement of any fire-extinguishing gear inside the Leased Premises, even if provided by Landlord.

(5) Tenant will have to carry out in regular intervals minor decorative repairs inside the Leased Premises.

(6) Prior to setting up or altering technical installations which due to their emanations (e.g., shocks, noise, olfactory effects, vibration, hazardous materials, radiation, dust, gas, parasitic current) may cause nuisance to third parties or may endanger the premises or the building, Tenant will have to obtain information on the relevant rules (including rules of employers' liability insurance associations) and standards and obtain Landlord's written consent by submitting such information. Tenant may claim the grant of Landlord's consent if adverse effects on third parties, the premises, or the building can be ruled out. If such technical installations, however, do


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -22-                       18 January 2001


      cause nuisance to third parties or adverse effects for the premises or the building, then Landlord may revoke any grant effected and claim that such installations should be removed. If such an object causes damage to the premises and/or the building, Tenant will have to make good such damage. This shall apply analogously in case of Tenant setting up heavy apparatus, machinery, safes, etc. in the Leased Premises with regard to risks emanating from such equipment.

(7) To the extent that Tenant handles hazardous substances or hazardous mixtures in the meaning of Section 3 a of the German Act on Toxic Substances Control (Chemikaliengesetz) or Section 4 of the Dangerous Substances Ordinance (Gefahrstoffverordnung), Tenant shall be obliged to observe all relevant rules concerning the handling of such dangerous substances and mixtures and indemnify Landlord against all risks and official requests related therewith. Landlord may claim that Tenant should effect and carry appropriate liability insurance to cover the handling of such substances and mixtures. On demand of Landlord, Tenant shall at any time render proof as to the conclusion as well as the scope and continued existence of insurance cover. Tenant has to make good any damage caused by any use of hazardous substances and mixtures (including the storage thereof).

(8) Any damage to the premises or the building shall be notified to Landlord or Landlord's agent as soon as Tenant becomes aware of such damage. In case of imminent danger, Tenant itself shall take any measures required, if possible.

(9) Tenant shall indemnify Landlord against any damage caused by Tenant violating its duty to take due care, especially if caused by improper handling of the installations, materials, or substances specified in SECTIONS (6) and (7) above.

(10) Any damage covered by Tenant's scope of responsibility shall be remedied by Tenant without delay in coordination with Landlord. If Tenant fails to comply with that duty within a reasonable delay following a written warning, then Landlord may have the necessary work carried out at the expense of Tenant. The requirements


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -23-                       18 January 2001


      of written warning and setting of delay for remedying a case of damage shall not apply in case of imminent danger.

                                   SECTION 10
                                   SUBLETTING

(1) Landlord hereby gives his consent to the subletting of the Leased Premises, wholly or in part, to a third party subject to the use agreed under SECTION 2 hereof, provided that the sub-letting does not infringe Landlord's contractual obligations as detailed in Section 2 Section (4) with respect to Citibank AG and Boston Consulting Group OHG.

      Tenant will have to submit to the Landlord the sublease in advance. Landlord may revoke his general consent pursuant to the first sentence for good cause only. Inter alia, it shall be considered a good cause in the event that the sub-tenant is a company with respect to which Landlord has granted another tenant of the Property protection against competitors prior to gaining knowledge of said sub-lease agreement and provided that he revokes his consent within a period of 4 weeks from receipt of the sub-lease agreement with reference to his obligation to grant protection against competitors. In these cases, any revoke by Landlord of his afore-mentioned consent shall not give Tenant the right to terminate the Lease.

(2) Both in case of a sublease or other form of transfer permitting the use of the Leased Premises which has been approved by Landlord and in case of a sublease or other form of transfer permitting the use of the Leased Premises but which has not been approved by Landlord, Tenant, by signing the Lease, assigns to Landlord its claims against a sub-tenant along with any liens in order to secure any claims of Landlord, and Landlord accepts such assignment. If the rent realised by Tenant under a sublease exceeds the rent agreed upon in SECTION 5 hereof, then Tenant will each month effect a subsequent payment to Landlord in the amount of 50 % (fifty per cent) of such additional sum.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -24-                       18 January 2001

(3) In case of a sublease or other arrangement permitting the use of the Leased Premises, Tenant will be liable for any acts or omissions of such subtenant or user, irrespective of own fault, as if imputable to Tenant itself.



                                   SECTION 11
      FIXTURES AND ALTERATIONS BY TENANT ADVERTISING AND SPECIAL OPERATING
                                    EQUIPMENT

(1) With regard to any fixtures and alterations in the Leased Premises including the affixing or alteration of fixed installations, Tenant will require the written consent of Landlord to whom Tenant shall submit adequate planning in advance. The same shall apply to the affixing or alteration of customary advertisements, signboards or other operating equipment outside the Leased Premises. Any consent to such measures may not be withheld or revoked by Landlord unless for good cause. Landlord may make the payment of a user fee a condition for his consent regarding facilities outside the Leased Premises. In addition to that, reference is made to SECTION 9 SECTIONS (6) to (10) AS WELL AS TO SECTION 16 SETION(6).

(2) Any official permits required for the above-mentioned measures shall be procured and maintained by Tenant, and Tenant shall bear all costs relating to the implementation of such measures. Official permits shall be submitted to Landlord prior to commencement of such measures. If technical installations are subject to acceptance and/or regular inspection (e.g. by the TUV, the Technical Control Association of Germany), such acceptance or inspection will have to be caused by Tenant at Tenant's expense, and Tenant shall provide Landlord both with proof of implementation and with the respective results. When implementing such measures, the interests of the other tenants of the Property shall be taken into consideration to the greatest possible extent. Any noisy measures or other measures causing nuisance to the business of other tenants may be carried out solely in the morning until 09:00 hrs, on weekends or public holidays but the relevant legal rules and regulations will have to be observed by Tenant even on such occasions.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -25-                       18 January 2001


                                   SECTION 12
               IMPROVEMENTS AND STRUCTURAL ALTERATIONS BY LANDLORD

(1) Subject to timely announcement and even without the consent of Tenant, Landlord may carry out any improvements or structural alterations that may be required to preserve the premises, the building or economic unit, to ward off imminent danger, or to remedy damage. The same shall apply to work and structural measures that are not required but expedient, in particular for purposes of modernisation (in the sense that the Property is adapted to current building standards) or of better utilisation, or for extensions (including heightening). This includes structural alteration work carried out in connection with new leases for single rooms or in connection with a new design for the Property. Should any of the latter-mentioned measures require interferences with the Leased Premises, said measures shall be subject to Tenant's prior consent.

(2) When implementing such work, Landlord shall duly consider the interests of Tenant. Landlord shall notify Tenant in good time prior to commencement of such work and structural measures and present its plans for improvement and/or alteration. Tenant agrees to allow reasonable access to the rooms and areas of the Leased Premises concerned by said measures. The Tenant's business operations must not be impaired to more than an insignificant extent due to works carried out pursuant to the above SECTION (1), SECOND SENTENCE; any works causing dust or noise pollution shall be carried out outside the Tenant's business hours, if anyhow possible.

(3) If Landlord has carried out work and structural measures in terms of SECTION (1) above which cause lasting savings of heating energy or of other ancillary costs mentioned in SECTION 7 hereof, Tenant, by signing this Lease, basically agrees to bear a reasonable share of such investments taking into account and in accordance with Tenant's share in such savings and the remaining period of his lease. Tenant's share in such costs shall be stipulated by the Parties in an addendum hereto.

(4) Tenant may reduce the rent or exercise a retention right if such work excludes or substantially affects the Agreed Use, wholly or in part.
      Section 541b Subsec-


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -26-                       18 January 2001


      tion (2) BGB shall be excluded. Any claims for damages that may be asserted by Tenant shall be limited in accordance with SECTION 13 hereof.

(5) Subject to timely coordination, Tenant shall tolerate any measures for modernising or improving the Leased Premises in the interior, to the extent as may be reasonably expected from Tenant. SECTIONS (1) to (4) shall apply analogously.

(6) In the event that it should be required because of a measure described under SECTION (1) above to provide Tenant with other lease areas on a temporary basis, the Parties shall enter into a separate agreement in which Landlord shall agree to bear Tenant's relocation costs.

(7) Subject to the observance of the legitimate interests of Tenant, Landlord may lease to other tenants in the Property the facades and roofs of the Property for advertisements or something similar. The overall appearance of the Property must not be unreasonably impaired by any such measure.

                                   SECTION 13
                LIABILITY OF LANDLORD -- NUISANCE BY THIRD PARTY

(1) Damage claims of Tenant including claims under pre-contractual obligations and tort may not be asserted unless arising from

      1. wilful conduct or gross negligence of Landlord or Landlord's agents and servants; or

      2. from the negligent violation of material contractual duties by Landlord or Landlord's agents and servants; or

      3.    from the lack of a guaranteed quality of the Leased Premises.

(2) Landlord shall not be liable for any interference with the Agreed Use if caused by a third party (including other tenants of the Property). However, he shall be


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -27-                       18 January 2001


      obliged to immediately take all necessary (including legal) action against third parties and/or other tenants of the Property necessary to stop any interference with the Agreed Use and to prevent any repetition.

(3) Any external circumstances not caused by Landlord (such as traffic diversions, ground work, roadblocks, demonstrations, nuisance through noise, odours or dust, as well as vibration) but interfering with the use of the Leased Premises shall not give rise to warranty claims of Tenant unless substantially affecting the Agreed Use of the Leased Premises with Landlord not being in a position to restrict such nuisance to a scope the toleration of which may be reasonably expected from Tenant. If a nuisance is upheld for a short time only, no warranty claims will arise to Tenant.

(4) Tenant is aware that in the "Frankfurter Welle" complex currently some 73,000 square metres of leased areas are being built successively. It is expected that for a time period of approximately 15 months from the Lease Commencement Date nuisance caused by construction work and finishing work at other lease areas and by other tenants moving in will have to be reckoned with, which nuisance will have to be tolerated by Tenant. Landlord agrees to have all tenants incur the duty to pay due regard to other tenants when performing any finishing work and moving in. Any claims of Tenant due to such nuisance shall be excluded. In the event of any interference of the Agreed Use by the Tenant, Section (2) shall apply mutates mutandis.

(5) Any exclusions and restrictions on liability provided in this Lease shall also apply in favour of the agents and servants of Landlord.

                                   SECTION 14
                                    INSURANCE

(1) Landlord may take out all-risk insurance for the building (all-risk coverage including insurance against loss of rent) and carry third-party liabiltiy insurance in a


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -28-                       18 January 2001


      scope reasonably according with risks, and such insurance shall be part of ancillary costs as provided for in SECTION 7 SECTION (2) SUBSECTION 6.

(2) For purposes of the terms of insurance of the insurance contracts provided for in SECTION (1) above, any fixtures and alterations in or at the Leased Premises that increase the value of the Leased Premises, and in particular any change in risk assessment for purposes of the terms of insurance under the fire and third-party liability insurance contracts shall be notified by Tenant to Landlord in writing without delay. Any additional premiums that may accrue in that connection shall be at the expense of Tenant as well.

(3) Any objects, technical equipment, advertisements or fixtures brought in by Tenant shall be insured by Tenant itself against damage of any type. In addition, Tenant shall take out and carry during the term of the Lease operation liability insurance and insurance against burglary and house-breaking.

                                   SECTION 15
                          ACCESS TO THE LEASED PREMISES

      Landlord and those designated by Landlord may enter the Leased Premises during regular business hours together with other parties involved, experts or witnesses in order to exercise a statutory lien, inspect the structural condition of the Leased Premises or the working order and safety of technical facilities in the Leased Premises, their repair or maintenance, to re-lease or sell the Leased Premises, or in similar cases. Save as in case of imminent danger, any access by Landlord shall be notified in good time.

                                   SECTION 16
                              TERMINATION OF LEASE

(1) Until termination hereof, Tenant shall in any event remedy any damage occurred due to Tenant's using the Leased Premises as well as remove any hazardous material and mixtures taken by Tenant into the Leased Premises when using the Leased Premises, carry out any minor decorative repairs due and, if required, re-


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -29-                       18 January 2001


      store the original condition of the Leased Premises as specified in
      SECTION 11 SECTION (2) hereof. No later than one month prior to the termination of this Lease, the Parties shall draw up a joint protocol to record any damage occurred due to Tenants using the Leased Premises, any minor decorative repairs to be carried out by Tenant (also with regard to floor coverings), as well as the fixtures and alterations, advertisements and/or other facilities to be removed by Tenant.

(2) As the Leased Premises are delivered to Tenant for initial occupation, Tenant, in addition to the provision in Section (1) above, shall fully renovate the leased Premises (except for its portion of public areas). Tenant's obligation to renovate the Leased Premises in any event includes the renewal of wall paper and the painting of walls and ceilings, carpeting and floor covering subject to similar wear and tear, in the quality available on delivery of the Leased Premises. Any carpeting or floor covering subject to similar wear and tear but no older than five years just require skilful cleaning. Colours and patterns of carpeting, wall paper and/or painting for walls and ceilings shall be coordinated with Landlord.

(3) In case of the termination of the Lease, Tenant, on the date coordinated with Landlord, shall return the Leased Premises in accordance with this Lease, properly vacated and along with all keys and code cards and any additional keys that may have been produced by Tenant. If Tenant fails to return such items despite receipt of a warning with Landlord setting a period of grace, Landlord may replace the corresponding locks at the expense of Tenant and have produced new keys and code cards. On return of the Leased Premises, Landlord will draw up a record specifying the condition of the Leased Premises. Tenant will personally assist in drawing up such record or appoint an agent for that occasion in writing.

(4) If the work to be carried out by Tenant in the Leased Premises is not completed by the end of this Lease, Tenant shall continue paying the rent plus ancillary costs until the end of the month in which such work is completed. Any further claims of Landlord shall remain unaffected.


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -30-                       18 January 2001


(5) In case of the premature removal of Tenant, Landlord may also have other renovation and alteration work carried out in the Leased Premises without Tenant being entitled to claim any credit against the rent etc.

(6) Moreover, on termination of this Lease, Tenant shall be obliged to restore the Leased Premises to the standard fit-out reflected in Exhibits 3.1 and
      3.2 by removing any fixtures or alterations deviating from said standard fit-out. Said obligation to restore the premises shall also include the removal at the computer system ca provided by Tenant. Said obligation to restore the premises shall not apply where a succeeding tenant accepting the specific fixtures/alterations by Tenant and assuming the related duty to restore the Leased Premises is willing to take over the premises. Both Landlord and, Tenant - each one for himself - shall be entitled to request redemption of the aforementioned obligation to restore the premises as well as of Tenant's obligation to renovate the premises pursuant to SECTION (2) by payment of an amount equivalent to the costs to be expected in case of restoration/renovation, provided that said claim for redemption is notified in writing to the other Party at the latest 6 months prior to expiry of the Lease. If the Parties fail to agree on the redemption amount, such matter shall be solved by an arbitration expert to be appointed by the local chamber of crafts, the costs of such arbitral expert to be shared equally between the Parties.

                                   SECTION 17
                              SALE OF THE PROPERTY

(1) Landlord reserves the right to sell the Property. When selling the Property, Landlord shall cause the relevant purchaser to assume all rights and duties under this Lease when taking over the Property. Subject to the above, Tenant on conclusion hereof waives its rights under Section 571 Subsection (2) BGB (liability of a Landlord selling leased premises with regard to the continued fulfilment of a lease by the acquiring party).

(2) In case of the sale of the Property, Landlord may request Tenant for a declaration of completeness by submitting a list of all lease documents. Tenant will then be


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -31-                       18 January 2001


      obliged to confirm to Landlord in writing within four weeks as to whether Landlord's list is complete and accurate.

                                   SECTION 18
                          PROPERTY DESIGNATION AND LOGO

Tenant shall be entitled to utilize in its business correspondence the logo developed for the Property as identified in

                                    EXHIBIT 9

in order to identify the location of its business premises. The same shall apply to the designation "Frankfurter Welle".

                                   SECTION 19
                               GENERAL PROVISIONS

(1) Several natural or legal persons shall be liable as joint and several debtors for any liabilities under this Lease.

(2) In the event that one or several provisions of this Lease should be or become invalid for whatsoever reason, this shall not affect the validity of the remainder hereof. In such a case the Parties shall agree on a valid provision accomplishing the economic purpose of such invalid provision to the best possible extent.

(3) No oral ancillary agreements have been made between the Parties. Any amendments to this Lease as well as any other declarations of intent to be made by a party to the other must be in writing in order to become effective.

(4) The Parties are under the mutual obligation to do any act or make any declaration required at any time to satisfy the legal requirement of writing, in particular in connection with the conclusion of any addenda, amendments or supplements hereto, and the Parties agree not to prematurely terminate this Lease until such require-


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -32-                       18 January 2001


      ments have been satisfied, by invoking any non-observance of the legal form of writing.

                                   SECTION 20
                              ADDITIONAL AGREEMENTS

(1) For purposes of furthering a relationship based on partnership, Landlord will try to meet with Tenant once a year in order to be available as an on-site contact.

(2) Until 31 December 2001, all sums mentioned in this Lease in Euro may as well be paid in their DM equivalent. In DM, the rent shown in SECTION 5 hereof in Euro consists of the following:

     3,574.12 m(2) office space and open-plan areas on 2nd floor                 =        DM 321,696.67
     including proportional share in common areas

     ca. 100.00 m(2) Archive areas on 1st basement floor                         =        DM   2,006.68

     ca. 10.00 m(2) Technical areas on 1st basement floor                        =        DM     200.67

     18 Parking spaces in the basement garage                                    =        DM   9,000.14

                    Subtotal I                                                   =        DM 332,904.36

                    Prepayment on ancillary costs (Section 7)                    =        DM  39,641.13

                    Prepayment on heating costs (Section 8)                      =        DM   2,947.30

                    Lump sum (Section 9 (3))                                     =        DM   3,602.76
                                                                                          -------------
                    Subtotal II                                                  =        DM 379,095.55

                    Plus VAT (currently 16%)                                     =        DM  60,655.29
                                                                                          -------------
                    TOTAL OF MONTHLY RENT                                        =        DM 439,750.84
                                                                                          =============

(2) in addition to the foregoing provisions, Landlord and Tenant agree on the following special provisions which in any event shall take precedence over the forego-


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -33-                       18 January 2001


ing provisions of this Lease. In case of any contradiction, gap, or uncertainty, this Lease shall be interpreted in such a way that the purpose of the following special provisions may be accomplished to the extent possible and, in other respects, in such a way as the Parties in case of doubt had agreed upon had they been aware of and considered such contradiction, gap or uncertainty when entering into this Lease.

1. Where Tenant's measures for the finishing or equipment of the Leased Premises should have any effect on other parts of the building, in particular, on the building engineering of the Property, Tenant agrees to commission primarily such companies that are still under certain warranty duties with regard to the structural or technical parts in question. If Tenants decides to commission another company, Tenant shall indemnify Landlord from any disadvantage possibly resulting from Landlord losing any warranty claim. This shall not apply if no fair-market offer was made to Tenant by the company that is still under said warranty duty.

2. Tenant agrees to pay due regard to the other tenants of the Property when finishing and moving into the Leased Premises, i.e., Tenant shall in particular reduce any nuisance caused by dust and noise, quickly complete its removal and guarantee that all other leased premises may be freely entered.

3. Tenant is aware that possibly the underground garage of the Property may not be used before December 2001. Therefore, Tenant's duty to pay rent for the 18 parking spaces in the underground garage as laid down in SECTION 5 SECTION (1) SUBSECTION 1.5 will not commence until such parking spaces have been delivered to Tenant.

4. Until the full completion of the Property, domestic waste will be disposed of in a provisional manner only.

5. Landlord plans to set up an indoor telecommunications network for mobile telecommunication using the networks D1, D2, E-Plus, and Viag Interkom, as


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -34-                       18 January 2001


      well as UMTS-capable power supply. Tenant shall have no claim with regard to such facilities, but Tenant agrees that antennas with a radiation exposure ranging in a milliwatt area may be set up also in the Leased Premises.

6. Landlord gives his consent to the assignment of all rights and obligations under the contractual relationship by Tenant to any affiliate company of Tenant pursuant to Section 15 AktG (German Stock Corporation Act) on the condition that said assignment of rights and obligations shall not become effective until the tenant taking over has delivered to Landlord a bank guarantee made out to the new tenant pursuant to EXHIBIT 6 and a letter of support pursuant to EXHIBIT 7 which was correspondingly, amended. Provided that said letter of support is to be issued by another patron, Landlord's consent is required.

7. In principle, Landlord shall provide Tenant upon Tenant's written request with additional refrigeration power of 60 watt from a central refrigeration machine per 1 m(2) of leased area pursuant to Section 1 Section (2) items 1 and 2. Tenant shall bear all related costs. If necessary, details shall be provided for in a supplement.

8. Upon Tenant's request, Landlord shall build out the Leased Premises in accordance with

                                    EXHIBIT 5

      (Tenant's Build-Out Plan). However, Landlord shall not be under the obligation to provide the furniture marked in EXHIBIT 5 or the computer system cabling of the Leased Premises. Provided that and in so far as on the basis of Tenant's build out plan in accordance with EXHIBIT 5 any additional costs are incurred compared with the standard fit-out of the Leased Premises described in EXHIBITS 3.1 and 3.2, Tenant shall bear said additional costs up to the maximum amount of (euro) 511,291.88 (= DM 1 million) plus VAT. Any costs exceeding the aforementioned maximum amount shall be borne by Tenant only if the authority granting the building permit and/or the responsible office for employment protection attach any burdens/charges/obligations to any neces-


                       Non-binding translation (C)GAEDERTZ

                               WORKING TRANSLATION

                                      -35-                       18 January 2001


      sary permits/licenses causing said additional costs and/or Tenant requires any additional services not mentioned in EXHIBIT 5.

(4) EXHIBITS 1.1 to 1. AS WELL AS EXHIBITS 2 TO 9 as appended hereto are incorporated herein by way of this reference.

      Hamburg, _______________                    ______________,_______________

DIFA
DEUTSCHE IMMOBILIEN FONDS
AKTIENGESELLSCHAFT

      ________________________                    ______________________________
            (Landlord)                                    (Tenant)

EXHIBIT 1   Office and Open Plan Areas
EXHIBIT 2   Definition of Areas
EXHIBIT 3.1 Building Specification
EXHIBIT 3.2 Layout Plan for Basic Work
EXHIBIT 4.1 Realteil 4 Plan
EXHIBIT 4.2 Black List Protection Against Competitors Citibank
EXHIBIT 4.3 Black List Protection Against Competitors Boston Consulting Group
EXHIBIT 5   Development Plan - Tenant's Build-Out Plan
EXHIBIT 6   Bank Guarantee
EXHIBIT 7   Letter of Support
EXHIBIT 8   Layout Plan Area Frankfurter Welle
EXHIBIT 9   Logo Frankfurter Welle